UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

PEERSTREAM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

122 East 42nd Street, New York, NY	10168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement

Effective June 8, 2018, PeerStream, Inc. (the “Company”) entered into an amendment to its employment agreement (the “Employment Agreement Amendment”) with Eric Sackowitz. The Employment Agreement Amendment sets forth changes to Mr. Sackowitz’s executive base salary and annual incentive bonus opportunities for the 2018 calendar year and provides for cash bonus payments to Mr. Sackowitz upon the Company’s achievement of certain performance goals.

The Employment Agreement Amendment increased Mr. Sackowitz’s base salary from two hundred sixty-five thousand dollars ($265,000) to two hundred eighty thousand dollars ($280,000) per year, prorated for any partial years of employment, effective as of June 7, 2018.

In addition, the Employment Agreement Amendment sets Mr. Sackowitz’s guaranteed annual incentive bonus for the 2018 calendar year at forty-five thousand dollars ($45,000). Pursuant to the Employment Agreement Amendment, the Board of Directors of the Company will continue to have the discretion to award Mr. Sackowitz up to an additional forty-five thousand dollars ($45,000) based on the Company’s achievement of certain performance goals for the 2018 calendar year.

The Employment Agreement Amendment also provides that Mr. Sackowitz is eligible to receive an automatic bonus payment of one hundred thousand dollars ($100,000) and additional bonus payments of up to (i) one hundred thousand dollars ($100,000) upon the Company’s achievement of certain performance goals as set forth in the Company’s technology services agreement with ProximaX Limited (“ProximaX”) and (ii) two percent (2%) of any future cash proceeds paid to the Company by ProximaX in excess of $10 million. The payment of each bonus described herein is contingent on Mr. Sackowitz being employed by the Company on the date such bonus is paid.

The foregoing description of the Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Executive Employment Agreement, dated June 8, 2018, by and between PeerStream, Inc. and Eric Sackowitz.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 12, 2018

PEERSTREAM, INC.

		By:	/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer

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